EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-44788) of Bristol-Myers Squibb Company of our report dated June 25, 2003 relating to the financial statements of the Bristol-Myers Squibb Puerto Rico, Inc. Savings and Investment Program, which appears in this Form 11-K.

/s/    PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, New York

June 30, 2003

E-1